UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	87-0418827 (I.R.S. Employer Identification No.)
8911 Balboa Ave., Ste. B San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which the form relates: 333-07787

Securities to be registered pursuant to Section 12(g) of the Act:   n/a

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

A description of the common stock, par value $0.001 per share, of Mitek Systems, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant's Registration Statement on Form SB-2 (File No. 333-07787), initially filed with the Securities and Exchange Commission on July 9, 1996, as amended from time to time, and is incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MITEK SYSTEMS, INC.

Date: July 12, 2011	By:	/s/ James B. DeBello
James B. DeBello
President, Chief Executive Officer, and Chief Financial Officer